CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights and Experts” and “Service Providers” included in the Prospectus/Proxy Statement and Statement of Information and to the incorporation by reference of our report dated May 22, 2015 on the financial statements and financial highlights of the Jamestown Equity Fund, a series of Williamsburg Investment Trust, included in the Annual Report to Shareholders for the fiscal year ended March 31, 2015, in Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form N-14, No. 333-204300) filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus dated August 1, 2014 and “Other Service Providers” and “Financial Statements and Reports” in the Statement of Additional Information dated August 1, 2014 of Jamestown Equity Fund, a series of Williamsburg Investment Trust, incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
June 23, 2015